                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant                              |X|
Filed by a Party other than the Registrant           |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                                Cytel Corporation
      ---------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ---------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

|X|   No fee required.
|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1. Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5. Total fee paid:

         -----------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1.  Amount Previously Paid:

          ----------------------------------------------------------------------

      2.  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

      3.  Filing Party:

          ----------------------------------------------------------------------

      4.  Date Filed:

          ----------------------------------------------------------------------

                                CYTEL CORPORATION
                             9393 TOWNE CENTRE DRIVE
                               SAN DIEGO, CA 92121

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 30, 1998

    NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Cytel Corporation, a Delaware corporation (the "Company"), will be held on Friday, October 30, 1998 at 2:00 p.m. at the offices of the Company, 9393 Towne Centre Drive, San Diego, California (the "Meeting"), for the following purposes:

     1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to effect, at any time prior to the 1999 Annual Meeting of Stockholders, a reverse stock split, whereby the Company would issue one new share of Common Stock of the Company in exchange for between four and seven shares of outstanding Common Stock.

     2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

    The Board of Directors has fixed the close of business on September 21, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof.


                                 By Order of the Board of Directors

                                 /s/ Edward C. Hall
                                 ---------------------------
                                 Edward C. Hall
                                 Vice  President, Finance, Chief Financial
                                 Officer and Secretary
San Diego, California
September 28, 1998

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                CYTEL CORPORATION
                             9393 TOWNE CENTRE DRIVE
                               SAN DIEGO, CA 92121

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

         The enclosed proxy is solicited by the Board of Directors of Cytel Corporation, a Delaware corporation (the "Company" or "Cytel"), for use at the Special Meeting of Stockholders to be held on Friday, October 30, 1998 at 2:00 p.m. (the "Meeting"), or at any adjournment or postponement of that meeting, for the purposes set forth herein and in the foregoing Notice of Special Meeting. The Meeting will be held at the Company's headquarters, 9393 Towne Centre Drive, San Diego, California, 92121. The Company intends to mail this proxy statement and accompanying proxy card on or about September 28, 1998 to all stockholders entitled to vote at the Meeting.

SOLICITATION

         The entire cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement, the proxy and any additional information furnished to the stockholders will be borne by the Company. Copies of solicitation materials will be furnished to banks, brokerage houses, nominees, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

         Only holders of record of the Company's Common Stock and Series B Convertible Preferred Stock (the "Series B Preferred Stock") at the close of business on September 21, 1998 will be entitled to notice of and to vote at the Meeting. At the close of business on September 21, 1998, the Company had outstanding and entitled to vote 34,909,187 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Meeting. At the close of business September 21, 1998, the Company had outstanding 659,898 shares of Series B Preferred Stock held by G.D. Searle & Co. ("Searle"). Based upon a formula set forth in the Company's Certificate of Designation of the Series B Preferred Stock, 258,378 shares of Series B Preferred Stock held by Searle are entitled to vote. Searle will be entitled to .788 of a vote for each share of Series B Preferred Stock entitled to vote on all matters to be voted upon at the Meeting.

         All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes.

REVOCABILITY OF PROXIES

         Any stockholder giving a proxy pursuant to this solicitation has the power to revoke it any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 9393 Towne Centre Drive, San Diego, California, 92121, a written notice of revocation or a duly executed proxy bearing a later date. It may also be revoked by attending the Meeting and voting in person. Attendance at the Meeting will not, by itself, revoke a proxy.


                                       1.

STOCKHOLDER PROPOSALS

         Pursuant to the Company's bylaws, stockholders who wish to bring matters or propose nominees for director at the Company's 1999 annual meeting of stockholders must provide a notice with specific information to the Company and such notice must be delivered to or mailed and received at the principal executive offices of the Company not later than January 4, 1999 which is the 120th day prior to the date specified in the Company's proxy statement released in connection with the 1998 annual meeting of stockholders (unless such matters are included in the Company's proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended).


                                   PROPOSAL 1

APPROVAL OF AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT, AT ANY TIME PRIOR TO THE 1999 ANNUAL MEETING OF STOCKHOLDERS, A REVERSE STOCK SPLIT, WHEREBY THE COMPANY WOULD ISSUE ONE NEW SHARE OF COMMON STOCK IN EXCHANGE FOR BETWEEN FOUR AND SEVEN SHARES OF OUTSTANDING COMMON STOCK

BACKGROUND

         The Company's stockholders are being asked in this Proposal 1 to authorize the Company to amend the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate") to effect, at any time prior to the 1999 Annual Meeting of Stockholders, a reverse stock split of the Company's Common Stock whereby the Company would issue one new share of Common Stock in exchange for between four and seven shares of outstanding Common Stock (the "Reverse Split"). The Board has approved, subject to stockholder approval, the Reverse Split and has directed that the Reverse Split be submitted to the stockholders of the Company for consideration and action. The Board believes that stockholder approval of an exchange ratio range (as opposed to approval of a specified exchange ratio) in which the Reverse Split may be effected will provide the Board with maximum flexibility to achieve the purposes of the Reverse Split and, therefore, is in the best interests of the Company and its stockholders. See "Reasons for the Reverse Split," below.

         The complete text of the form of amendment to the Restated Certificate that would be filed with the office of the Secretary of State of the State of Delaware to effect the Reverse Split is set forth in Appendix A to this Proxy Statement; PROVIDED, HOWEVER, that such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the Reverse Split in the range described above.

REASONS FOR THE REVERSE SPLIT

         The Board believes that the Reverse Split is desirable for a number of reasons. First, the Reverse Split is intended to improve the Company's ability to raise new capital. Second, the Board believes that the Reverse Split will improve the marketability and liquidity of the Company's Common Stock. Finally, the Board believes that the Reverse Split will enhance the Company's ability to maintain the listing of the Company's Common Stock on the Nasdaq National Market (the "Nasdaq/NMS").

         The Company will require additional sources of capital to fund its existing and future product development efforts and clinical trials and to fund continuing operations. In meetings with its financial advisors, the Company has been advised that an increase in per share price of the Company's Common Stock, which the Company expects as a consequence of the Reverse Split, may enhance the acceptability of the Common Stock by the financial community and the investing public and broaden the investor pool from which the Company might be able to obtain additional financing. In theory, the total number of shares outstanding should not, by itself, affect the marketability of the Common Stock, the type of investor who acquires it or the Company's reputation in the financial community. As a practical matter, however, the opposite is in fact often the case. For example, because of the trading volatility often associated with low-priced stocks, as a matter of policy many institutional investors are prohibited from


                                       2.

purchasing such stocks. For the same reason, brokers often discourage their customers from purchasing such stocks. The reduction in the number of outstanding shares of Common Stock caused by the Reverse Split is anticipated initially to increase proportionally the per share market price of the Common Stock. However, because some investors may view the Reverse Split negatively in that it reduces the number of shares available in the public market, there can be no assurance that the market price of the Common Stock will reflect proportionately the Reverse Split, or that such price, if it does rise proportionally to such levels, will continue to escalate or be sustained in the future.

         The Board also believes that the increased market price of its Common Stock expected as a result of the Reverse Split will improve the marketability and liquidity of the Company's Common Stock by appealing to a broader market than that which currently exists and will encourage interest and trading in the Common Stock. As previously noted, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Additionally, because broker's commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company's Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. If the Reverse Split is implemented, however, holders of fewer than 100 shares of Common Stock ("odd-lots") after the Reverse Split is effected may be charged brokerage fees that are proportionately higher than holders of more than 100 shares of Common Stock ("round-lots"). The Board is hopeful that the anticipated higher market price will reduce, to some extent, the negative effects on the liquidity and marketability of the Company's Common Stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

         The Company's shares of Common Stock have been listed, and have traded, on the Nasdaq since November 1991 when the Company completed its initial public offering. The rules of the Nasdaq NMS require that as a condition of the continued listing of a company's securities on the Nasdaq NMS, a company satisfy at least one of several alternative maintenance requirements, which generally require that a company meet certain minimum criteria relating to its financial condition, results of operations and trading market for its listed securities. The maintenance criteria applicable to the Company consist of maintaining (i) a public float of at least 750,000 shares, (ii) a market value of the public float of at least $5 million, (iii) a minimum bid price equal or greater than $1.00 per share, (iv) at least 400 shareholders (round-lot holders), (v) net tangible assets of at least $4 million, (vi) at least two registered market makers and
(vii) compliance with certain corporate governance requirements. The Company believes that it satisfies all of these maintenance criteria. However, based on the recent trading history of the Company's Common Stock, the Company is concerned about its ability to continue to meet the minimum bid price requirement. The Company believes that if the Reverse Split is approved by the stockholders at the Meeting, and the Reverse Split is effectuated, the Company's shares of Common Stock will have a minimum bid price in excess of $1.00 per share. The Company would also need to continue to satisfy all other maintenance criteria. There can be no assurance, however, that the Company will be successful in meeting these maintenance criteria or, that, even if these maintenance criteria are met, Nasdaq will continue to list the Company's Common Stock on the Nasdaq NMS.

         If the Reverse Split is not approved by the stockholders at the Meeting, then it is possible, depending on the volatility of the Company's Common Stock and the Company's ability to meet the maintenance criteria described above, that the Company will not meet the requirements for continued listing on the Nasdaq NMS. The delisting of the Company's Common Stock from the Nasdaq NMS could adversely affect the liquidity of the Company's Common Stock and the ability of the Company to raise capital. In the event of delisting, the Company would make application for listing on the Nasdaq Small Cap Market. If not approved for listing on the Nasdaq Small Cap Market, the shares of Common Stock would likely be quoted in the "pink sheets" maintained by the National Quotation Bureau, Inc. or the NASD Electronic Bulletin Board and the spread between the bid and ask price of the shares of Common Stock is likely to be greater than at present and stockholders may experience a greater degree of difficulty in engaging in trades of shares of Common Stock.


                                       3.

         Stockholders should note that the effect of the Reverse Split upon the market prices for the Company's Common Stock cannot be accurately predicted. In particular, there is no assurance that prices for shares of the Common Stock after the Reverse Split will be four to seven times the prices for shares of the Common Stock immediately prior to the Reverse Split. Furthermore, there can be no assurance that the proposed Reverse Split will achieve the desired results which have been outlined above, nor can there be any assurance that the Reverse Split will not adversely impact the market price of the Common Stock or, alternatively, that any increased price per share of the Common Stock immediately after the proposed Reverse Split will be sustained for any prolonged period of time.

BOARD DISCRETION TO IMPLEMENT REVERSE SPLIT

         If the Reverse Split is approved by the stockholders of the Company at the Meeting, the Reverse Split will be effected, if at all, only upon a determination by the Board, after consultation with its financial advisors, that the Reverse Split (in an exchange ratio determined by the Board upon advice of its financial advisors within the limits set forth in this Proposal 1) is in the best interests of the Company and its stockholders. Such determination shall be based upon certain factors, including but not limited to, availability of additional working capital, existing and expected marketability and liquidity of the Common Stock, prevailing market conditions and the likely effect on the market price of the Common Stock. Notwithstanding approval of the Reverse Split by the stockholders, the Board may, in its sole discretion, determine not to effect the Reverse Split prior to the 1999 Annual Meeting of Stockholders. If the Board fails to implement the Reverse Split prior to such meeting, stockholder approval again would be required prior to implementing any reverse split.

EFFECTS OF THE REVERSE SPLIT ON REGISTRATION, VOTING RIGHTS AND PREFERRED STOCK

         The Company's Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the Company's Common Stock under the Exchange Act. After the Reverse Split, the Company's Common Stock will continue to be reported on the Nasdaq NMS under the symbol "CYTL" (although Nasdaq will add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate the Reverse Split has occurred).

         Proportionate voting rights and other rights of the holders of Common Stock and the Series B Preferred Stock will not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of Common Stock immediately prior to the effective time of the Reverse Split will continue to hold 2% of the voting power of the outstanding shares of Common Stock after the Reverse Split. Although the Reverse Split will not affect the rights of stockholders or any stockholder's proportionate equity interest in the Company (subject to the treatment of fractional shares), the number of authorized shares of Common Stock will not be reduced and will increase the ability of the Board to issue such authorized and unissued shares without further stockholder action. The number of stockholders of record will not be affected by the Reverse Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after the Reverse Split).

         In March 1993, the Company adopted a Stockholder Rights Plan that provided for the distribution of a Series A Preferred Stock purchase right (the "Rights") as a dividend for each share of the Company's Common Stock. The Reverse Split will result in a reduction in the number of Rights outstanding in proportion to the exchange ratio of the Reverse Split.

         The Reverse Split will result in an adjustment to the conversion ratio of the Company's Series B Preferred Stock that reduces the number of shares of Common Stock issuable upon conversion of the Company's outstanding Series B Preferred Stock in proportion to the exchange ratio of the Reverse Split.


                                       4.

EFFECT ON STOCK OPTIONS, WARRANTS AND PAR VALUE

         The Reverse Split will effect a reduction in the number of shares of Common Stock available for issuance under the Company's 1989 Stock Plan, the Company's 1994 Non-Employee Directors Stock Option Plan and the Employee Stock Purchase Plan (the "Plans") in proportion to the exchange ratio of the Reverse Split. The aggregate number of shares of Common Stock currently authorized for issuance under the Plans is 8,500,000 (prior to giving effect to the Reverse Split). The par value of the Company's Common Stock and Preferred Stock will remain at $0.01 per share following the effective time of the Reverse Split, while the number of shares of Common Stock issued and outstanding will be reduced. Consequently, the aggregate par value of the issued and outstanding Common Stock also will be reduced. In addition, the number of authorized but unissued shares of Common Stock effectively will be increased by the Reverse Split. The issuance of such additional authorized shares, if such shares were issued, may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights, of outstanding Common Stock. The effective increase in the number of authorized but unissued shares of Common Stock may be construed as having an anti-takeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Company's Restated Certificate or Bylaws.

         The Company also has outstanding certain stock options and warrants to purchase shares of the Company's Common Stock. Under the terms of the outstanding stock options and warrants, the Reverse Split will effect a reduction in the number of shares of Company Common Stock issuable upon exercise of such stock options and warrants in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of such outstanding stock options and warrants. In connection with the Reverse Split, the number of shares of Common Stock issuable upon exercise of outstanding stock options and warrants will be rounded to the nearest whole share, and no cash payment will be made in respect of such rounding.

EFFECTIVE DATE

         The Reverse Split would become effective as of the close of business on the date of filing (the "Effective Date") a Certificate of Amendment to the Restated Certificate with the office of the Secretary of State of the State of Delaware. Except as explained below with respect to fractional shares, on the Effective Date, each share of Common Stock issued and outstanding immediately prior thereto (the "Old Common Stock"), will be, automatically and without any action on the part of the stockholders, converted into between 1/4 and 1/7 of a share of the Company's Common Stock proposed to be issued in connection with the Reverse Split (the "New Common Stock").

PAYMENT FOR FRACTIONAL SHARES

         No fractional shares of New Common Stock will be issued as a result of the Reverse Split. In lieu of any such fractional share interest, each holder of Old Common Stock who as a result of the Reverse Split would otherwise receive a fractional share of New Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the Company's Common Stock on the Effective Date as reported on the Nasdaq NMS by (ii) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest. Such amount will be issued to such holder in the form of a check in accordance with the exchange procedures outlined under "Exchange of Stock Certificates," below.

EXCHANGE OF STOCK CERTIFICATES

         Shortly after the Effective Date, each holder of an outstanding certificate theretofore representing shares of Old Common Stock will receive from American Stock Transfer & Trust Company, as the Company's exchange agent (the "Exchange Agent") for the Reverse Split, instructions for the surrender of such certificate to the Exchange Agent. Such instructions will include a form of Transmittal Letter to be completed and returned to the Exchange Agent. As soon as practicable after the surrender to the Exchange Agent of any certificate which prior to the Reverse Split represented shares of Old Common Stock, together with a duly executed Transmittal Letter and any other documents the


                                       5.

Exchange Agent may specify, the Exchange Agent shall deliver to the person in whose name such certificate had been issued certificates registered in the name of such person representing the number of full shares of New Common Stock into which the shares of Old Common Stock previously represented by the surrendered certificate shall have been reclassified and a check for any amounts to be paid in cash in lieu of any fractional share interest. Each certificate representing shares of New Common Stock issued in connection with the Reverse Split will continue to bear any legends restricting the transfer of such shares that were borne by the surrendered certificates representing the shares of Old Common Stock. Until surrendered as contemplated herein, each certificate which immediately prior to the Reverse Split represented any shares of Old Common Stock shall be deemed at and after the Reverse Split to represent the number of full shares of New Common Stock contemplated by the preceding sentence.

         No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any certificate which prior to approval of the Reverse Split represented any shares of Old Common Stock, except that if any certificates of New Common Stock are to be issued in a name other than that in which the certificates for shares of Old Common Stock surrendered are registered, it shall be a condition of such issuance that (i) the person requesting such issuance shall pay to the Company any transfer taxes payable by reason thereof (or prior to transfer of such certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable, (ii) such transfer shall comply with all applicable federal and state securities laws, and (iii) such surrendered certificate shall be properly endorsed and otherwise be in proper form for transfer.

NO APPRAISAL RIGHTS

         Under Delaware law, stockholders of the Company are not entitled to appraisal rights with respect to the proposed Reverse Split.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

         A summary of the federal income tax consequences of the proposed Reverse Split to the Company and to individual stockholders is set forth below. The following discussion is based upon present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. In addition, the Company has not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Split. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

         It is intended that the Reverse Split will constitute a reorganization (a "Reorganization") within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. Assuming that the Reverse Split qualifies as a Reorganization, the following federal income tax consequences should result:

         1. A stockholder will not recognize any gain or loss as a result of the Reverse Split except to the extent a stockholder receives cash in lieu of a fractional share. To the extent a stockholder receives cash in lieu of a fractional share, for tax purposes the stockholder will be deemed to have sold the fractional share to the Company. Although it is impossible to predict with certainty the tax consequences to any individual stockholder, such stockholder will likely recognize a gain or loss as a result of the repurchase of a fractional share equal to the difference between (i) the stockholder's proportionate adjusted basis in such fractional share, and (ii) the cash amount received for such fractional share. Any gain will be treated as short-term capital gain taxable at a maximum federal income tax rate of 39.6% to a non-corporate stockholder if the stockholder has held his shares for one year or less prior to the Effective Date or long-term capital gain taxable at a maximum federal income tax rate of 20% to a non-corporate stockholder if the stockholder has held his shares for more than one year prior to the Effective Date.


                                       6.

         2. The aggregate tax basis of the shares of New Common Stock received by the stockholder pursuant to the Reverse Split will equal the aggregate tax basis of the shares of Old Common Stock held by the stockholder immediately prior to the Effective Date of the Reverse Split reduced by any basis allocated to a fractional share for which the stockholder receives cash. The stockholder will be able to "tack" the holding period of the Old Common Stock prior to the Reverse Split to the holding period of the New Common Stock received by the stockholder as a result of the Reverse Split, provided that the shares of Old Common Stock were capital assets in the hands of the stockholder.

         3. Holders of Series B Preferred Stock will recognize no income, gain or loss for federal income tax purposes as a result of the changes to the conversion ratios for such stock incident to the Reverse Split.

         4. The Company will not recognize gain or loss as a result of the Reverse Split.

REQUIRED VOTE

         The affirmative vote of the holders of a majority of the shares of Common Stock and Series B Preferred Stock outstanding and entitled to vote is necessary to approve the Reverse Split and the amendment to the Restated Certificate to effect the Reverse Split.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                        RECOMMENDS A VOTE FOR PROPOSAL 1


                                       7.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the ownership of Common Stock of the Company as of September 1, 1998 by (i) each director, (ii) the Chief Executive Officer of the Company, the four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 in fiscal 1997 and two former officers of the Company (Karin Eastham and Robert W. Chesnut) who would have been included in such category had they remained officers of the Company at the end of the fiscal year; (iii) all executive officers and directors as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock:

                                                                                BENEFICIAL OWNERSHIP(1)
                                                                               ---------------------------
                                                                                NUMBER OF      PERCENT OF
               BENEFICIAL OWNER                                                   SHARES         TOTAL
               ----------------                                                ------------   ------------
          International Biotechnology Trust plc
            Five Arrows House, St. Swithin's Lane,                                3,275,949        9.38%
            London, England...........................................
          State of Wisconsin Investment Board
            121 East Wilson Street
            Madison, WI 53702.........................................            2,425,000        6.95%
          G.D. Searle & Co. (2)
            5200 Old Orchard Road
            Skokie, IL 60077..........................................            2,222,222        6.37%
          Novartis Holding AG
            Lichtstrassse 35
            Basel, Switzerland........................................            2,166,700        6.21%
          Elan International Services Ltd. (3)
            Elan Corporation  plc
            102 St. James Court
            Flatts, Smiths FL04, Bermuda..............................            2,000,000        5.73%
          Howard E. Greene, Jr. (4)(7)................................              793,763        2.27%
          Virgil Thompson (7).........................................              542,880        1.54%
          James C. Paulson (5)(7).....................................              488,213        1.39%
          Robert L. Roe (7)...........................................              343,538        *
          David L. Anderson (6)(7)....................................              238,436        *
          Deborah Schueren (7)........................................              157,921        *
          Jennifer Lorenzen (7).......................................               69,080        *
          William T. Comer (7)........................................               45,810        *
          David L. Mahoney............................................               33,633        *
          Nicole Vitullo (7)..........................................                2,867        *
          Nancy D. Rasmussen..........................................                    0        *
          Robert W. Chesnut (7) (8)...................................              173,960        *
          Karin Eastham (8)...........................................                    0        *
          All executive officers and directors
            as a group (12 persons)(9)................................            2,716,141        7.48%
----------------

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and on any Schedules 13D or 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentage ownership is based on 34,909,187 shares of Common Stock outstanding on September 1, 1998.


                                       8.

(2) Does not include 659,898 shares of Series B Preferred Stock issued to Searle in February 1998 pursuant to a collaboration between Epimmune Inc., a subsidiary of the Company ("Epimmune"), and Searle. Searle has the right to convert the Series B Preferred Stock into Cytel Common Stock after three years, at a conversion rate of .788 shares of Common Stock for each share of Series B Preferred Stock (for an aggregate of 519,999 shares of Common Stock) or to convert to Epimmune Common Stock at any time. In addition, Searle has the option to deliver shares of the Series B Preferred Stock in lieu of up to 50% of certain milestone payments to Epimmune.

(3) Elan International Services Ltd. is a wholly owned subsidiary of Elan Corporation plc.

(4) Includes 453,604 shares held in trust for the benefit of Mr. Greene's family, 16,000 shares held in trust for the benefit of Mr. Greene's children and 314,632 shares held individually by Mr. Greene. Mr. Greene is a trustee of both trusts. Mr. Greene acting as trustee has voting and investment power with respect to such shares and may be deemed to be the beneficial owner of such shares. In addition, Mr. Greene is a director of International Biotechnology Trust plc and disclaims beneficial ownership of shares held by such entity.

(5) Includes 31,500 shares held in trust for the benefit of Dr. Paulson's three minor children.

(6) Includes 10,000 shares held by Anvest, L.P. of which Mr. Anderson is the general partner. Also includes 137,461 shares held of record by Sutter Hill, over which Mr. Anderson exercises voting and investing power as a managing director of Sutter Hill Ventures LLC, the general partner of Sutter Hill. Mr. Anderson disclaims beneficial ownership of shares held by Anvest, L.P. and Sutter Hill except to his proportionate partnership interest therein.

(7) Includes shares which the following persons have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: Howard E. Greene, 9,527 shares; James C. Paulson, 335,200 shares; Virgil Thompson, 428,593 shares; Robert L. Roe, 327,381 shares; David L. Anderson, 9,527 shares; Deborah Schueren, 155,981 shares; Jennifer Lorenzen, 69,080 shares; William T. Comer, 39,410 shares; David L. Mahoney, 13,633 shares; Nicole Vitullo, 2,867 shares; Robert W. Chesnut, 125,040 shares; and all executive officers and directors as a group, 1,391,199 shares.

(8) Ms. Eastham resigned from the Company effective April 1997. Dr. Chesnut resigned from the Company effective October 1997, at which time he was appointed Executive Vice President of Research and Development of Epimmune.

(9)  Includes shares described in notes (4) through (7) above.


                                       9.

                                  OTHER MATTERS

         The Board of Directors knows of no other business to be presented at the meeting, but if other matters do properly come before the meeting, it is intended that the persons named in the proxy will vote in respect thereof in accordance with their best judgment.


                                 By Order of the Board of Directors

                                 /s/ Edward C. Hall
                                 -------------------------------
                                 Edward C. Hall
                                 Vice President, Finance, Chief Financial
                                 Officer and Secretary

September 28, 1998

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, CYTEL CORPORATION, 9393 TOWNE CENTRE DRIVE, SAN DIEGO, CA 92121.


                                      10.